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                                                                      EXHIBIT 5

                    [LETTERHEAD OF PIPER & MARBURY L.L.P.]



                               February 21, 1997



Starwood Lodging Trust
2231 E. Camelback Road, Suite 410
Phoenix, Arizona 85016

Starwood Lodging Corporation
2231 E. Camelback Road, Suite 400
Phoenix, Arizona 85016

Ladies and Gentlemen:

        We have acted as special Maryland counsel in connection with the joint registration statement on Form S-3 (the "Registration Statement") being filed on February 20, 1997 by Starwood Lodging Trust, a Maryland real estate investment trust (the "Trust"), and Starwood Lodging Corporation, a Maryland corporation (the "Corporation"), relating to the registration of an aggregate of 8,873,153 shares of beneficial interest, $.01 par value, of the Trust (the "Trust Shares") and 8,873,153 shares of common stock, $.01 par value, of the Corporation (the "Corporation Shares"), which are "paired" and traded as units consisting of one Trust Share and one Corporation Share (the "Paired Common Shares"), issuable upon exchange of limited partner units ("Units") issued by SLC Operating Limited Partnership and SLT Realty Limited Partnership (the "Partnerships"), each a Delaware limited partnership.

        In our capacity as special Maryland counsel, we have reviewed the following:

  (a) The Declaration of Trust of the Trust, as amended to date, certified by an officer of the Trust (the "Declaration of Trust");

  (b) The Charter of the Corporation, as amended to date, certified by an officer of the Corporation (the "Charter");

  (c) A copy of the Trustees Regulations of the Trust as in effect on the date hereof (the "Trust Regulations");
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                                          [LETTERHEAD OF PIPER & MARBURY L.L.P.]


Starwood Lodging Trust
Starwood Lodging Corporation
February 21, 1997
Page 2


(d) A copy of the By-laws of the Corporation as in effect on the date hereof (the "Corporation By-laws");

(e) The Exchange Rights Agreement dated January 1, 1995 among the Trust, the Corporation, the Partnerships, the limited partners of the Partnerships and Firebird Consolidated Partners, L.P. (the "Exchange Rights Agreement");

(f) The Registration Statement and the joint registration statement on Form S-3 filed on October 3, 1996 by the Trust and the Corporation;

(g)  Certified resolutions of the Board of Trustees of the Trust;

(h)  Certified resolutions of the Board of Directors of the Corporation;

(i) A good standing certificate for the Trust, dated February 19, 1997, issued by the Maryland State Department of Assessments and Taxation (the "Department");

(j) A good standing certificate for the Corporation, dated February 19, 1997, issued by the Department;

(k) An Officer's Certificate of the Trust dated as of the date hereof as to certain factual matters (the "Trust Officer's Certificate");

(l) An Officer's Certificate of the Corporation dated as of the date hereof as to certain factual matters (the "Corporation Officer's Certificate"); and

(m) Such other documents as we have considered necessary to the rendering of the opinions expressed below.


     In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals,
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                                          [LETTERHEAD OF PIPER & MARBURY L.L.P.]

Starwood Lodging Trust
Starwood Lodging Corporation
February 21, 1997
Page 3



the conformity with originals of all documents submitted to us as copies and that all public records received are accurate and complete. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Trust Officer's Certificate and the Corporation Officer's Certificate.

        We assume also that the issuance of the Trust Shares and the Corporation Shares to be offered from time to time upon exchange of Units will be pursuant to the terms of the Registration Rights Agreement and in accordance with the Declaration of Trust and the Charter, respectively, and applicable Maryland law. We further assume that prior to the issuance of any Corporation Shares and Trust Shares there will exist, under the Declaration of Trust or the Charter, as the case may be, the requisite number of authorized but unissued Corporation Shares or Trust Shares, as the case may be.

        Based upon the foregoing, we are of the opinion that

                (i) The Trust has been duly formed and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland.

                (ii) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                (iii) When issued in accordance with terms of the Exchange Rights Agreement, the Paired Shares will be legally issued, fully paid and nonassessable.

        The opinions expressed above are limited to the law of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland, We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement.

                                        Very truly yours,

                                        /s/ Piper & Marbury L.L.P.
                                        --------------------------
                                        Piper & Marbury L.L.P.